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                                                                    EXHIBIT 3.16

                   CERTIFICATE OF AMENDMENT OF CERTIFICATE OF
                                INCORPORATION OF
                               KXAS HOLDINGS, INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is KXAS, Inc.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new article:

                                ARTICLE I. NAME

         The name of the corporation is KXTX Holdings, Inc.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on:  January 28, 1998

                                             /s/ Gayle C. Toney
                                            Gayle C. Toney, Assistant Secretary